PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended December 31, 2012

NEW YORK, NY -- (Marketwire - February 07, 2013) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for its first fiscal quarter ended December 31, 2012.

HIGHLIGHTS
Quarter ended December 31, 2012
($in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                               $     180.8
  Net assets                                         $      95.8
  Net asset value per share                          $     13.99
  Credit Facility Drawn (cost $85.8)                 $      85.8

Yield on debt investments at quarter-end                     8.9%

Operating Results:
  Net investment income                              $       2.1
  Net investment income per share                    $      0.30
  Distributions declared per share                   $    0.2475

Portfolio Activity:
  Purchases of investments                           $      38.9
  Sales and repayments of investments                $      30.3

  Number of new portfolio companies invested                  12
  Number of existing portfolio companies invested              2
  Number of portfolio companies at quarter-end                64

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 8, 2013

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, February 8, 2013 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 417-8516 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2464. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through February 22, 2013 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #4475931.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2012, our portfolio totaled $180.8 million and consisted of $157.2 million of senior secured loans, $10.5 million of second lien secured debt and $13.1 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 87% floating rate investments (including 81% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 13% fixed-rate investments. Overall, the portfolio had unrealized depreciation of $0.1 million. Our overall portfolio consisted of 64 companies with an average investment size of $2.8 million, a weighted average yield on debt investments of 8.9%, and was invested 87% in senior secured loans, 6% in second lien secured debt and 7% in subordinated debt, preferred and common equity investments.

As of September 30, 2012, our portfolio totaled $171.8 million and consisted of $150.2 million of senior secured loans, $12.0 million of second lien secured debt and $9.6 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 85% floating rate investments (including 81% with a LIBOR, or prime floor) and 15% fixed-rate investments. Overall, the portfolio had unrealized appreciation of $0.3 million. Our overall portfolio consisted of 61 companies with an average investment size of $2.8 million, had a weighted average yield on debt investments of 8.6%, and was invested 87% in senior secured loans, 7% in second lien secured debt and 6% in subordinated debt, preferred and common equity investments.

For the three months ended December 31, 2012, we invested $38.9 million in 12 new portfolio companies and two existing portfolio companies with a weighted average yield on debt investments of 9.6%. Sales and repayments of investments for the three months ended December 31, 2012 totaled $30.3 million.

For the three months ended December 31, 2011, we invested $39.3 million in 13 new portfolio companies and two existing portfolio companies with a weighted average yield on debt investments of 9.4%. Sales and repayments of investments for the three months ended December 31, 2011 totaled $22.3 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2012 and 2011.

Investment Income

Investment income for the three months ended December 31, 2012 was $4.0 million and was attributable to $3.3 million from senior secured loans, $0.3 million from second lien secured debt investments and $0.4 million from subordinated debt investments. This compares to investment income for the three months ended December 31, 2011, which was $2.5 million, and was attributable to $2.0 million from senior secured loan investments, $0.3 million from second lien secured debt investments and $0.2 million from subordinated debt investments. The increase in investment income is due to a larger portfolio which was funded through both our senior secured revolving credit facility, or the Credit Facility, and rotation out of lower yielding assets.

Expenses

Expenses for the three months ended December 31, 2012 totaled $1.9 million. Base management fees for the same period totaled $0.5 million, performance-based incentive fees totaled $0.4 million, Credit Facility expenses totaled $0.5 million, general and administrative expenses totaled $0.5 million and excise taxes were less than $0.1 million. This compares to expenses for the three months ended December 31, 2011, which totaled $1.1 million. Base management fees for the same period totaled $0.3 million, performance-based incentive fees totaled zero, or the Credit Facility expenses totaled $0.3 million and general and administrative expenses totaled $0.5 million. The increase in management fees, incentive fees and Credit Facility expenses is due to the growth of our portfolio.

Net Investment Income

Net investment income totaled $2.1 million, or $0.30 per share, for the three months ended December 31, 2012, and $1.4 million, or $0.20 per share, for the three months ended December 31, 2011. The increase in net investment income is due to a larger portfolio and higher yielding assets offset by higher Credit Facility expenses and management and incentive fees.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2012 totaled $30.3 million and realized gains totaled $0.4 million. Sales and repayments of long-term investments totaled $22.3 million and realized gains totaled $0.3 million for the three months ended December 31, 2011. The increase in realized gains was driven by a higher volume of repayments than the comparable period.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended December 31, 2012 and 2011, we reported unrealized (depreciation) appreciation on investments of $(0.4) million and $1.1 million, respectively. As of December 31, 2012 and September 30, 2012, net unrealized (depreciation) appreciation on investments totaled $(0.1) million and $0.3 million, respectively. The change in the three month period compared to last year is the result of the reversal of unrealized gains upon exiting our investments and changes in market values.

For the three months ended December 31, 2012 and 2011, our Credit Facility had a change in unrealized (appreciation) depreciation of $(0.4) million and $0.4 million, respectively. As of December 31, 2012 and September 30, 2012, net unrealized (appreciation) depreciation on our Credit Facility totaled zero and $0.4 million, respectively. The change in the three month period compared to last year was due to changes in the leveraged finance markets.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $1.8 million, or $0.26 per share, for the three months ended December 31, 2012. This compares to a net increase in net assets resulting from operations which totaled $3.1 million, or $0.45 per share, for the three months ended December 31, 2011. The decrease in net assets resulting from operations compared to last year is due to changes in fair value of our investments due to changes in the leveraged finance markets.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from proceeds of our initial public offering, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2012 and September 30, 2012, there were $85.8 million and $75.5 million of outstanding borrowings under the Credit Facility, respectively, with an interest rate of 2.47%, in each case excluding the 0.375% undrawn commitment fee.

Our operating activities used cash of $8.5 million for the three months ended December 31, 2012, and our financing activities provided net cash proceeds of $8.6 million for the same period. Our operating activities used cash primarily for net investing that was financed by net draws under the Credit Facility.

Our operating activities used cash of $11.3 million for the three months ended December 31, 2011, and our financing activities provided net cash proceeds of $9.0 million for the same period. Our operating activities used cash primarily for net investing that was financed by net draws under the Credit Facility.

DISTRIBUTIONS

During the three months ended December 31, 2012 and 2011, we declared distributions of approximately $0.25 and $0.21 per share, respectively, for total distributions of $1.7 million and $1.4 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

RECENT DEVELOPMENTS

Under terms agreed among us, PennantPark Investment Advisers, LLC, or the Investment Adviser, and underwriters of our initial public offering, the Investment Adviser paid 2% of the underwriters' sales load, or approximately $2.1 million in the aggregate, on our behalf. We agreed to repay such amount to the Investment Adviser upon its achievement of a benchmark return over four consecutive quarters, and the Investment Adviser agreed to use such amount to purchase shares of our common stock over a six-month period following such repayment. We met the conditions for repayment of the Investment Adviser at the end of the quarter ended December 31, 2012 and repaid approximately $2.1 million to the Investment Adviser. The Investment Adviser announced that it intends to purchase shares of our common stock in the secondary market over the applicable six-month purchase period in compliance with applicable law and SEC guidance.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                December 31,  September 30,
                                                    2012           2012
                                               -------------  -------------
                                                (unaudited)
                                               -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments,
   at fair value (cost--$180,898,304 and
   $171,578,009, respectively)                 $ 180,795,910  $ 171,834,400
Cash equivalents                                   3,987,645      3,845,803
Interest receivable                                1,089,228      1,388,867
Receivable for investments sold                           --        986,278
Prepaid expenses and other assets                    256,196        311,313
                                               -------------  -------------
      Total assets                               186,128,979    178,366,661
                                               -------------  -------------
Liabilities
Distributions payable                                565,180        548,053
Payable for investments purchased                         --      3,357,500
Credit Facility payable (cost--$85,775,000 and
 $75,500,000, respectively)                       85,775,000     75,122,500
Interest payable on Credit Facility                  162,800        161,550
Management fee payable                               458,986        424,747
Performance-based incentive fees payable             713,068        506,314
Accrued other expenses                               585,177        447,120
Accrued sales load charges                         2,055,000      2,055,000
                                               -------------  -------------
      Total liabilities                           90,315,211     82,622,784
                                               -------------  -------------
Net Assets
Common stock, 6,850,667 shares are issued and
 outstanding.
    Par value $0.001 per share and 100,000,000
     shares authorized.                                6,851          6,851
Paid-in capital in excess of par value            95,192,222     95,192,222
Distributions in excess of net investment
 income                                             (949,667)    (1,313,000)
Accumulated net realized gain on investments       1,666,756      1,223,913
Net unrealized (depreciation) appreciation on
 investments                                        (102,394)       256,391
Net unrealized depreciation on Credit Facility            --        377,500
                                               -------------  -------------
      Total net assets                         $  95,813,768  $  95,743,877
                                               -------------  -------------
      Total liabilities and net assets         $ 186,128,979  $ 178,366,661
                                               -------------  -------------
Net asset value per share                      $       13.99  $       13.98
                                               =============  =============

            PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                                                     Three Months Ended
                                                        December 31,
                                                ----------------------------
                                                     2012           2011
                                                -------------  -------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                      $   3,638,227  $   2,467,028
  Other income                                        324,446             --
                                                -------------  -------------
  Total investment income                           3,962,673      2,467,028
                                                -------------  -------------
Expenses:
  Base management fees                                458,986        315,845
  Performance-based incentive fees                    417,029             --
  Interest and expenses on the Credit Facility        471,068        278,980
  Administrative services expenses                    155,145        138,335
  Other general and administrative expenses           367,500        358,969
                                                -------------  -------------
  Expenses before excise tax expense                1,869,728      1,092,129
  Excise tax                                           34,072             --
                                                -------------  -------------
  Total expenses                                    1,903,800      1,092,129
                                                -------------  -------------
  Net investment income                             2,058,873      1,374,899
                                                -------------  -------------
Realized and unrealized gain (loss) on
 investments and Credit Facility:
Net realized gain on non-controlled, non-
 affiliated investments                               442,843        310,175
Net change in unrealized (depreciation)
 appreciation on:
  Non-controlled, non-affiliated investments         (358,785)     1,069,091
  Credit Facility (appreciation) depreciation        (377,500)       351,000
                                                -------------  -------------
  Net change in unrealized (depreciation)
   appreciation on investments and Credit
   Facility                                          (736,285)     1,420,091
                                                -------------  -------------
Net realized and unrealized (loss) gain from
 investments and Credit Facility                     (293,442)     1,730,266
                                                -------------  -------------
Net increase in net assets resulting from
 operations                                     $   1,765,431  $   3,105,165
                                                =============  =============
Net increase in net assets resulting from
 operations per common share                    $        0.26  $        0.45
                                                -------------  -------------
Net investment income per common share          $        0.30  $        0.20
                                                -------------  -------------

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com